Exhibit 99.1
SOURAV GHOSH Chief Financial Officer (240) 744-5267	JAIME MARCUS Investor Relations (240) 744-5117 ir@hosthotels.com

Host Hotels & Resorts, Inc. Reports Second Quarter 2023 Results

The Ritz-Carlton, Naples Reopens

Completion of the Marriott Transformational Capital Program

BETHESDA, Md; August 2, 2023 – Host Hotels & Resorts, Inc. (NASDAQ: HST) (the “Company”), the nation’s largest lodging real estate investment trust (“REIT”), today announced results for second quarter of 2023.

Operating Results

(unaudited, in millions, except per share and hotel statistics)

	Quarter ended June 30,			Year-to-date ended June 30,
	2023	2022	Percent Change	2023	2022	Percent Change
Revenues	$1,393	$1,381	0.9%	$2,774	$2,455	13.0%
Comparable hotel revenues⁽¹⁾	1,375	1,324	3.9%	2,728	2,334	16.9%
Comparable hotel Total RevPAR⁽¹⁾	367.54	353.95	3.8%	366.74	313.73	16.9%
Comparable hotel RevPAR⁽¹⁾	225.12	219.23	2.7%	221.46	192.82	14.9%

Net income	$214	$260	(17.7)%	$505	$378	33.6%
EBITDAre⁽¹⁾	446	506	(11.9)%	890	812	9.6%
Adjusted EBITDAre⁽¹⁾	446	500	(10.8)%	890	806	10.4%

Diluted earnings per common share	0.29	0.36	(19.4)%	0.70	0.52	34.6%
NAREIT FFO per diluted share⁽¹⁾	0.53	0.58	(8.6)%	1.07	0.97	10.3%
Adjusted FFO per diluted share⁽¹⁾	0.53	0.58	(8.6)%	1.08	0.97	11.3%

* Additional detail on the Company’s results, including data for 22 domestic markets, is available in the Second Quarter 2023 Supplemental Financial Information on the Company’s website at www.hosthotels.com.

James F. Risoleo, President and Chief Executive Officer, said, “Host delivered comparable hotel RevPAR growth of 2.7% over the second quarter of 2022, which is noteworthy given the challenging comparison of the prior year. Our results were driven by improvements in the group business segment and continued rate strength across the portfolio, despite some moderation at our resort properties. Overall, transient demand was affected by headwinds in San Francisco and Seattle and elevated international outbound travel without a corresponding increase in international inbound travel, which led to RevPAR results below our second quarter guidance range. At the same time, comparable hotel Total RevPAR grew 3.8%, which is evidence of the continued strength of out-of-room spend.”

Risoleo continued, “During the second quarter, we continued to execute on our capital allocation strategy with the reopening of the transformed Ritz-Carlton, Naples and the completion of the Marriott Transformational Capital Program, further improving the quality of our iconic portfolio. In addition, we tightened our full year RevPAR growth guidance range to 7.0% to 9.0%, based on our performance for the first half of year and the macroeconomic backdrop for the second half of the year. We believe that our balance sheet, diversified portfolio, and renovated assets leave Host uniquely positioned to deliver elevated EBITDA growth in the future.”

(1)
NAREIT Funds From Operations (“FFO”) per diluted share, Adjusted FFO per diluted share, EBITDAre, Adjusted EBITDAre and comparable hotel revenues are non-GAAP (U.S. generally accepted accounting principles) financial measures within the meaning of the rules of the Securities and Exchange Commission (“SEC”). See the Notes to Financial Information on why the Company believes these supplemental measures are useful, reconciliations to the most directly comparable GAAP measure, and the limitations on the use of these supplemental measures. Additionally, comparable hotel results and statistics include adjustments for dispositions, acquisitions and non-comparable hotels. See Hotel Operating Data for RevPAR results of the portfolio based on the Company's ownership period without these adjustments.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	August 2, 2023

Highlights:

•
Comparable hotel Total RevPAR was $367.54 for the second quarter and $366.74 year-to-date, representing an increase of 3.8% and 16.9%, respectively, compared to the same periods in 2022. Comparable hotel RevPAR was $225.12 in the second quarter and $221.46 year-to-date, representing an increase of 2.7% and 14.9%, respectively, compared to the same periods in 2022, primarily driven by an increase in average rate of 2.4% for the quarter and 3.5% year-to-date. Growth in city center markets led to the overall improvement, offsetting moderating rates at resorts in comparison to an exceptionally strong second quarter in 2022.
•
Generated GAAP net income of $214 million in the second quarter, a decline compared to the second quarter of 2022 and reflecting GAAP operating profit margin of 17.9% for the quarter, a decrease of 580 basis points compared to the second quarter of 2022. Year-to-date, GAAP net income of $505 million reflected an increase compared to 2022, primarily due to an increase in operating profit and gain on asset sales, while GAAP operating profit margin declined 40 basis points compared to 2022 to 17.9%.
•
Comparable hotel EBITDA was $449 million and Adjusted EBITDAre was $446 million for the second quarter, representing a decline compared to 2022 second quarter results, and reflecting a decrease in comparable hotel EBITDA margin of 440 basis points to 32.7%. Year-to-date, comparable hotel EBITDA was $888 million and Adjusted EBITDAre was $890 million.
•
As expected, in addition to higher insurance and utility expenses, second quarter margin declines were driven by stabilized staffing levels in comparison to second quarter of 2022.
•
Announced the reopening of The Ritz-Carlton, Naples on July 6, 2023, following restoration efforts as a result of Hurricane Ian in September 2022. The reopening introduced transformational renovations to all guestrooms and suites as well as the new tower expansion and a reimagined arrival experience. The final phase of reconstruction at the Hyatt Regency Coconut Point, the resort's waterpark, was also completed and reopened in June. As of August 2, 2023, the Company has received $113 million of property insurance proceeds from its related claims, of the expected potential insurance recovery of approximately $310 million for covered costs. The proceeds received to date have all been classified as property damage and no gain related to Hurricane Ian has been recognized.
•
Completed the final project of the Marriott Transformational Capital Program with the renovation of the Washington Marriott at Metro Center. The program, which began in 2018, included extensive guestroom and public area renovations at 16 assets and finished under budget.
•
Achieved a milestone in the Company's progress towards its renewable energy goal, resulting in a 2.5 basis point reduction in the interest rate on the outstanding term loans under the Company's sustainability-linked credit facility.
•
Comparable hotel RevPAR for July is estimated to be $209, a 2.5% improvement over 2022.

Balance Sheet

The Company maintains a robust balance sheet, with the following balances at June 30, 2023:

•
Total assets of $12.4 billion.
•
Debt balance of $4.2 billion, with an average maturity of 4.7 years, an average interest rate of 4.5%, and no significant maturities until April 2024.
•
Total available liquidity of approximately $2.5 billion, including furniture, fixtures and equipment escrow reserves of $213 million and $1.5 billion available under the revolver portion of the credit facility.

Dividends

The Company paid a second quarter common stock cash dividend of $0.15 per share, an increase of $0.03 or 25% over its first quarter dividend, on July 17, 2023 to stockholders of record on June 30, 2023. All future dividends, including any special dividends, are subject to approval by the Company’s Board of Directors.

Hotel Business Mix Update

The Company’s customers fall into three broad groups: transient, group and contract business, which accounted for approximately 65%, 32%, and 3% respectively, of its 2022 room sales.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	August 2, 2023

The following are the results for transient, group and contract business in comparison to 2022 performance, for the Company's current portfolio:

	Quarter ended June 30, 2023			Year-to-date ended June 30, 2023
	Transient	Group	Contract	Transient	Group	Contract
Room nights (in thousands)	1,517	1,085	174	2,849	2,123	332
Percent change in room nights vs. same period in 2022	(0.8)%	0.0%	12.6%	3.7%	22.5%	12.0%
Rooms revenues (in millions)	$517	$292	$33	$992	$593	$62
Percent change in revenues vs. same period in 2022	0.8%	4.2%	23.8%	6.4%	30.7%	30.2%

Capital Expenditures

The following presents the Company’s capital expenditures spend through the second quarter of 2023 and the forecast for full year 2023 (in millions):

	Year-to-date ended June 30, 2023	2023 Full Year Forecast

	Actual	Low-end of range	High-end of range
ROI - Marriott Transformational Capital Program	$18	$25	$30
All other return on investment ("ROI") projects	79	200	220
Total ROI Projects	97	225	250
Renewals and Replacements ("R&R")	133	275	300
R&R and ROI Capital expenditures	230	500	550
R&R - Insurable Reconstruction	93	125	175
Total Capital Expenditures	$323	$625	$725

2023 Outlook

Based on performance in the first half of the year and the macroeconomic backdrop for the second half, the Company tightened its full year comparable hotel RevPAR guidance range to 7.0% to 9.0% growth over 2022, bringing the midpoint of its full year expected RevPAR growth to 8%. At the midpoint of guidance, the Company’s full year 2023 expected RevPAR is forecast to be 5.6% above 2019.

In the second half of the year, the Company expects year-over-year comparable hotel RevPAR percentage changes to be up low-single digits at the midpoint of guidance.

In comparison to 2019, which the Company believes is the most relevant comparison, operating profit margins are expected to decrease 10 basis points and comparable hotel EBITDA margins are expected to increase 40 basis points at the midpoint of guidance. However, as expected, margins declined in the second quarter in comparison to 2022, driven by closer to stable staffing levels, higher wages, insurance and utility expenses, lower attrition and cancelation fees, and occupancy below 2019 levels. The second quarter decline is expected to be the largest year-over-year decline and margins are expected to continue to moderate for the remainder of the year. In addition, the guidance range does not include any expected gains from business interruption proceeds related to Hurricane Ian at this time, as timing of any recognition is uncertain.

HOST HOTELS & RESORTS, INC. NEWS RELEASE	August 2, 2023

The Company anticipates its 2023 operating results as compared to 2022 will be in the following range:

	Current Full Year 2023 Guidance	Current Full Year 2023 Guidance Change vs. 2022	Previous Full Year 2023 Guidance Change vs. 2022	Change in Full Year 2023 Guidance to the Mid-Point
Comparable hotel Total RevPAR	$341 to $347	7.2% to 9.0%	7.7% to 10.5%	(80) bps
Comparable hotel RevPAR	$210 to $214	7.0% to 9.0%	7.5% to 10.5%	(100) bps
Total revenues under GAAP	$5,246 to $5,338	6.9% to 8.8%	7.3% to 10.1%	(80) bps
Operating profit margin under GAAP	14.1% to 14.8%	(170) bps to (100) bps	(140) bps to (30) bps	(50) bps
Comparable hotel EBITDA margin	29.7% to 30.1%	(210) bps to (170) bps	(200) bps to (130) bps	(30) bps

Based upon the above parameters, the Company estimates its 2023 guidance as follows:

	Current Full Year 2023 Guidance	Previous Full Year 2023 Guidance	Change in Full Year 2023 Guidance to the Mid-Point
Net income (in millions)	$700 to $748	$713 to $793	$(28)
Adjusted EBITDAre (in millions)	$1,535 to $1,585	$1,545 to $1,625	$(25)
Diluted earnings per common share	$0.97 to $1.03	$0.98 to $1.09	$(0.04)
NAREIT FFO per diluted share	$1.82 to $1.88	$1.83 to $1.94	$(0.04)
Adjusted FFO per diluted share	$1.82 to $1.89	$1.84 to $1.95	$(0.04)

See the 2023 Forecast Schedules and the Notes to Financial Information for items that may affect forecast results and the Second Quarter 2023 Supplemental Financial Information for additional detail on the mid-point of full year 2023 guidance.

About Host Hotels & Resorts

Host Hotels & Resorts, Inc. is an S&P 500 company and is the largest lodging real estate investment trust and one of the largest owners of luxury and upper-upscale hotels. The Company currently owns 72 properties in the United States and five properties internationally totaling approximately 41,900 rooms. The Company also holds non-controlling interests in seven domestic and one international joint ventures. Guided by a disciplined approach to capital allocation and aggressive asset management, the Company partners with premium brands such as Marriott®, Ritz-Carlton®, Westin®, Sheraton®, W®, St. Regis®, The Luxury Collection®, Hyatt®, Fairmont®, Hilton®, Four Seasons®, Swissôtel®, ibis® and Novotel®, as well as independent brands. For additional information, please visit the Company’s website at www.hosthotels.com.

Note: This press release contains forward-looking statements within the meaning of federal securities regulations. These forward-looking statements which include, but may not be limited to, our expectations regarding the impact of the COVID-19 pandemic on our business, the recovery of travel and the lodging industry, the impact of Hurricane Ian and 2023 estimates with respect to our business, including our anticipated capital expenditures and financial and operating results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to, those described in the Company’s annual report on Form 10-K and other filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of August 2, 2023 and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

* This press release contains registered trademarks that are the exclusive property of their respective owners. None of the owners of these trademarks has any responsibility or liability for any information contained in this press release.

*** Tables to Follow ***

HOST HOTELS & RESORTS, INC. NEWS RELEASE	August 2, 2023

Host Hotels & Resorts, Inc., herein referred to as “we,” “Host Inc.,” or the “Company,” is a self-managed and self-administered real estate investment trust that owns hotel properties. We conduct our operations as an umbrella partnership REIT through an operating partnership, Host Hotels & Resorts, L.P. (“Host LP”), of which we are the sole general partner. When distinguishing between Host Inc. and Host LP, the primary difference is approximately 1% of the partnership interests in Host LP held by outside partners as of June 30, 2023, which are non-controlling interests in Host LP in our consolidated balance sheets and are included in net (income) loss attributable to non-controlling interests in our condensed consolidated statements of operations. Readers are encouraged to find further detail regarding our organizational structure in our annual report on Form 10-K.

2023 OPERATING RESULTS	PAGE NO.
Condensed Consolidated Balance Sheets (unaudited) June 30, 2023 and December 31, 2022	6
Condensed Consolidated Statements of Operations (unaudited) Quarter and Year-to-date ended June 30, 2023 and 2022	7
Earnings per Common Share (unaudited) Quarter and Year-to-date ended June 30, 2023 and 2022	8
Hotel Operating Data
Hotel Operating Data for Consolidated Hotels (by Location)	10

Schedule of Comparable Hotel Results	13
Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre	15
Reconciliation of Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share	16
2023 FORECAST INFORMATION
Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2023 Forecasts	17
Schedule of Comparable Hotel Results for Full Year 2023 Forecasts	18
Notes to Financial Information	19

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Balance Sheets

(unaudited, in millions, except shares and per share amounts)

	June 30, 2023	December 31, 2022

ASSETS
Property and equipment, net	$9,717	$9,748
Right-of-use assets	555	556
Due from managers	87	94
Advances to and investments in affiliates	144	132
Furniture, fixtures and equipment replacement fund	213	200
Notes receivable	485	413
Other	362	459
Cash and cash equivalents	802	667
Total assets	$12,365	$12,269

LIABILITIES, NON-CONTROLLING INTERESTS AND EQUITY
Debt⁽¹⁾
Senior notes	$3,117	$3,115
Credit facility, including the term loans of $997 and $998, respectively	987	994
Mortgage and other debt	106	106
Total debt	4,210	4,215
Lease liabilities	567	568
Accounts payable and accrued expenses	209	372
Due to managers	67	67
Other	167	168
Total liabilities	5,220	5,390

Redeemable non-controlling interests - Host Hotels & Resorts, L.P.	168	164

Host Hotels & Resorts, Inc. stockholders’ equity:
Common stock, par value $0.01, 1,050 million shares authorized, 711.4 million shares and 713.4 million shares issued and outstanding, respectively	7	7
Additional paid-in capital	7,671	7,717
Accumulated other comprehensive loss	(70)	(75)
Deficit	(636)	(939)
Total equity of Host Hotels & Resorts, Inc. stockholders	6,972	6,710
Non-redeemable non-controlling interests—other consolidated partnerships	5	5
Total equity	6,977	6,715
Total liabilities, non-controlling interests and equity	$12,365	$12,269

___________

(1)
Please see our Second Quarter 2023 Supplemental Financial Information for more detail on our debt balances and financial covenant ratios under our credit facility and senior notes indentures.

HOST HOTELS & RESORTS, INC.

Condensed Consolidated Statements of Operations

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2023	2022	2023	2022
Revenues
Rooms	$850	$850	$1,670	$1,505
Food and beverage	415	405	846	702
Other	128	126	258	248
Total revenues	1,393	1,381	2,774	2,455
Expenses
Rooms	201	189	394	349
Food and beverage	263	245	532	445
Other departmental and support expenses	323	300	638	573
Management fees	69	62	134	102
Other property-level expenses	93	78	184	162
Depreciation and amortization	168	162	337	334
Corporate and other expenses⁽¹⁾	30	25	61	48
Gain on insurance and business interruption settlements	(3)	(7)	(3)	(7)
Total operating costs and expenses	1,144	1,054	2,277	2,006
Operating profit	249	327	497	449
Interest income	20	6	34	7
Interest expense	(45)	(37)	(94)	(73)
Other gains	—	1	69	14
Equity in earnings of affiliates	4	2	11	4
Income before income taxes	228	299	517	401
Provision for income taxes	(14)	(39)	(12)	(23)
Net income	214	260	505	378
Less: Net income attributable to non-controlling interests	(4)	(4)	(8)	(6)
Net income attributable to Host Inc.	$210	$256	$497	$372
Basic earnings per common share	$0.30	$0.36	$0.70	$0.52
Diluted earnings per common share	$0.29	$0.36	$0.70	$0.52

___________

(1)
Corporate and other expenses include the following items:

	Quarter ended June 30,		Year-to-date ended June 30,
	2023	2022	2023	2022

General and administrative costs	$20	$20	$41	$38
Non-cash stock-based compensation expense	6	5	13	10
Litigation accruals	4	—	7	—
Total	$30	$25	$61	$48

HOST HOTELS & RESORTS, INC.

Earnings per Common Share

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2023	2022	2023	2022
Net income	$214	$260	$505	$378
Less: Net income attributable to non-controlling interests	(4)	(4)	(8)	(6)
Net income attributable to Host Inc.	$210	$256	$497	$372

Basic weighted average shares outstanding	711.3	714.8	712.3	714.6
Assuming distribution of common shares granted under the comprehensive stock plans, less shares assumed purchased at market	1.9	2.2	1.9	2.2
Diluted weighted average shares outstanding⁽¹⁾	713.2	717.0	714.2	716.8
Basic earnings per common share	$0.30	$0.36	$0.70	$0.52
Diluted earnings per common share	$0.29	$0.36	$0.70	$0.52

___________

(1)
Dilutive securities may include shares granted under comprehensive stock plans, preferred operating partnership units (“OP Units”) held by non-controlling limited partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP Units. No effect is shown for any securities that were anti-dilutive for the period.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1)

Comparable Hotel Results by Location

	As of June 30, 2023		Quarter ended June 30, 2023				Quarter ended June 30, 2022
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	2,006	$594.07	73.7%	$437.96	$678.06	$567.20	78.0%	$442.56	$690.02	(1.0)%	(1.7)%
Miami	2	1,033	538.70	69.6	374.98	646.85	618.60	67.4	416.89	697.72	(10.1)	(7.3)
Jacksonville	1	446	549.95	82.1	451.53	974.60	572.46	81.1	463.99	974.04	(2.7)	0.1
Phoenix	3	1,545	372.81	73.6	274.51	651.73	394.21	76.0	299.63	677.94	(8.4)	(3.9)
Florida Gulf Coast	3	941	387.60	76.3	295.81	615.07	386.13	79.0	304.90	640.76	(3.0)	(4.0)
Orlando	2	2,448	363.44	73.4	266.90	542.00	402.61	73.8	297.06	580.59	(10.2)	(6.6)
New York	2	2,486	346.21	84.3	291.87	423.84	326.39	80.3	261.97	385.41	11.4	10.0
Los Angeles/Orange County	3	1,067	297.22	82.4	245.01	352.37	278.61	87.4	243.48	356.01	0.6	(1.0)
San Diego	3	3,294	281.16	83.1	233.70	432.22	271.84	81.0	220.07	391.37	6.2	10.4
Washington, D.C. (CBD)	5	3,240	312.23	78.0	243.43	346.51	286.32	77.0	220.58	312.13	10.4	11.0
Boston	2	1,496	293.70	83.0	243.74	311.38	277.40	60.7	168.38	223.59	44.8	39.3
Austin	2	767	257.48	70.8	182.18	327.53	272.13	80.7	219.57	383.03	(17.0)	(14.5)
Philadelphia	2	810	249.51	83.5	208.44	327.91	229.82	86.6	199.08	303.95	4.7	7.9
Northern Virginia	2	916	261.74	73.7	192.88	292.30	228.38	75.8	173.05	266.99	11.5	9.5
San Francisco/San Jose	6	4,162	235.44	66.6	156.72	230.73	237.03	72.7	172.26	237.65	(9.0)	(2.9)
New Orleans	1	1,333	208.75	75.0	156.55	241.38	219.22	76.4	167.55	237.37	(6.6)	1.7
Chicago	3	1,562	278.93	76.2	212.54	303.24	253.18	74.0	187.35	260.67	13.4	16.3
San Antonio	2	1,512	214.90	63.9	137.37	219.40	202.69	70.3	142.44	213.86	(3.6)	2.6
Houston	5	1,942	208.54	72.3	150.82	207.78	184.11	67.1	123.53	175.70	22.1	18.3
Atlanta	2	810	194.10	76.0	147.44	239.70	186.06	77.5	144.28	236.30	2.2	1.4
Seattle	2	1,315	241.55	72.9	176.09	237.33	228.80	74.6	170.62	218.92	3.2	8.4
Denver	3	1,340	196.19	66.2	129.88	190.82	188.02	69.4	130.52	189.86	(0.5)	0.5
Other	10	3,061	287.69	69.7	200.45	306.65	272.79	66.3	180.80	267.34	10.9	14.7
Domestic	70	39,532	306.78	74.7	229.05	374.40	300.38	74.6	224.05	361.94	2.2	3.4

International	5	1,499	193.42	62.7	121.31	184.99	155.80	59.0	91.91	140.79	32.0	31.4
All Locations	75	41,031	303.29	74.2	225.12	367.54	296.18	74.0	219.23	353.95	2.7	3.8

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels(1) (cont.)

Comparable Hotel Results by Location

	As of June 30, 2023		Year-to-date ended June 30, 2023				Year-to-date ended June 30, 2022
Location	No. of Properties	No. of Rooms	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	2,006	$599.89	75.0%	$449.74	$689.14	$556.16	77.2%	$429.37	$665.56	4.7%	3.5%
Miami	2	1,033	594.02	73.8	438.09	753.95	677.26	69.1	468.18	758.30	(6.4)	(0.6)
Jacksonville	1	446	532.21	74.7	397.60	872.26	555.35	70.8	393.31	846.75	1.1	3.0
Phoenix	3	1,545	455.18	78.0	355.17	764.31	442.80	74.8	331.38	709.91	7.2	7.7
Florida Gulf Coast	3	941	433.52	80.2	347.70	747.93	434.49	79.5	345.27	699.72	0.7	6.9
Orlando	2	2,448	395.90	74.7	295.85	591.62	427.24	66.0	281.89	534.73	5.0	10.6
New York	2	2,486	316.51	78.8	249.47	369.18	303.32	61.0	184.91	269.63	34.9	36.9
Los Angeles/Orange County	3	1,067	296.97	81.2	241.12	352.91	282.52	76.2	215.25	311.32	12.0	13.4
San Diego	3	3,294	282.01	80.1	225.75	427.16	265.79	71.3	189.62	343.77	19.1	24.3
Washington, D.C. (CBD)	5	3,240	293.53	71.1	208.82	304.05	269.82	57.9	156.21	222.15	33.7	36.9
Boston	2	1,496	256.23	76.1	195.06	262.66	235.57	54.2	127.70	168.31	52.8	56.1
Austin	2	767	273.23	70.4	192.43	343.15	274.92	71.3	196.03	334.68	(1.8)	2.5
Philadelphia	2	810	229.68	78.9	181.17	283.96	206.81	76.7	158.68	244.18	14.2	16.3
Northern Virginia	2	916	245.58	69.7	171.08	259.21	216.27	64.4	139.18	208.25	22.9	24.5
San Francisco/San Jose	6	4,162	261.73	63.7	166.68	249.04	221.94	58.9	130.72	188.52	27.5	32.1
New Orleans	1	1,333	215.24	74.0	159.23	240.08	212.83	66.2	140.90	202.78	13.0	18.4
Chicago	3	1,562	238.80	64.0	152.79	219.73	220.82	57.4	126.78	174.77	20.5	25.7
San Antonio	2	1,512	227.23	67.0	152.20	242.68	195.73	68.8	134.67	205.78	13.0	17.9
Houston	5	1,942	206.36	72.8	150.32	208.68	182.12	64.0	116.60	162.56	28.9	28.4
Atlanta	2	810	195.42	75.0	146.53	241.17	180.13	72.0	129.60	207.01	13.1	16.5
Seattle	2	1,315	223.18	63.1	140.79	196.97	211.55	55.1	116.53	153.56	20.8	28.3
Denver	3	1,340	185.96	57.5	106.90	152.98	173.91	57.4	99.84	146.61	7.1	4.3
Other	10	3,061	319.34	64.0	204.29	314.22	323.74	59.1	191.24	284.58	6.8	10.4
Domestic	70	39,532	314.70	71.7	225.60	374.31	304.95	64.8	197.64	321.78	14.1	16.3

International	5	1,499	182.51	61.5	112.29	165.31	133.14	49.3	65.66	99.56	71.0	66.1
All Locations	75	41,031	310.54	71.3	221.46	366.74	300.14	64.2	192.82	313.73	14.9	16.9

___________

(1)
See the Notes to Financial Information for a discussion of comparable hotel operating statistics. CBD of a location refers to the central business district. Hotel RevPAR is calculated as room revenues divided by the available room nights. Hotel Total RevPAR is calculated by dividing the sum of rooms, food and beverage and other revenues by the available room nights.

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

Results by Location - actual, based on ownership period(1)

	As of June 30,
	2023	2022	Quarter ended June 30, 2023				Quarter ended June 30, 2022
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	4	$594.07	73.7%	$437.96	$678.06	$567.20	78.0%	$442.56	$690.02	(1.0)%	(1.7)%
Miami	2	2	538.70	69.6	374.98	646.85	596.12	68.2	406.35	676.00	(7.7)	(4.3)
Jacksonville	1	1	549.95	82.1	451.53	974.60	572.46	81.1	463.99	974.04	(2.7)	0.1
Phoenix	3	4	372.81	73.6	274.51	651.73	367.35	75.5	277.29	612.01	(1.0)	6.5
Florida Gulf Coast	5	5	347.63	56.5	196.31	418.07	411.67	70.2	288.94	598.02	(32.1)	(30.1)
Orlando	2	2	363.44	73.4	266.90	542.00	402.61	73.8	297.06	580.59	(10.2)	(6.6)
New York	2	2	346.21	84.3	291.87	423.84	313.84	78.3	245.88	361.64	18.7	17.2
Los Angeles/Orange County	3	3	297.22	82.4	245.01	352.37	278.61	87.4	243.48	356.01	0.6	(1.0)
San Diego	3	3	281.16	83.1	233.70	432.22	271.84	81.0	220.07	391.37	6.2	10.4
Washington, D.C. (CBD)	5	5	312.23	78.0	243.43	346.51	286.32	77.0	220.58	312.13	10.4	11.0
Boston	2	2	293.70	83.0	243.74	311.38	277.40	60.7	168.38	223.59	44.8	39.3
Austin	2	2	257.48	70.8	182.18	327.53	272.13	80.7	219.57	383.03	(17.0)	(14.5)
Philadelphia	2	2	249.51	83.5	208.44	327.91	229.82	86.6	199.08	303.95	4.7	7.9
Northern Virginia	2	2	261.74	73.7	192.88	292.30	228.38	75.8	173.05	266.99	11.5	9.5
San Francisco/San Jose	6	6	235.44	66.6	156.72	230.73	237.03	72.7	172.26	237.65	(9.0)	(2.9)
New Orleans	1	1	208.75	75.0	156.55	241.38	219.22	76.4	167.55	237.37	(6.6)	1.7
Chicago	3	4	278.93	76.2	212.54	303.24	240.04	71.8	172.32	237.59	23.3	27.6
San Antonio	2	2	214.90	63.9	137.37	219.40	202.69	70.3	142.44	213.86	(3.6)	2.6
Houston	5	5	208.54	72.3	150.82	207.78	184.11	67.1	123.53	175.70	22.1	18.3
Atlanta	2	2	194.10	76.0	147.44	239.70	186.06	77.5	144.28	236.30	2.2	1.4
Seattle	2	2	241.55	72.9	176.09	237.33	228.80	74.6	170.62	218.92	3.2	8.4
Denver	3	3	196.19	66.2	129.88	190.82	188.02	69.4	130.52	189.86	(0.5)	0.5
Other	10	9	287.69	69.7	200.45	306.65	262.88	69.1	181.67	265.61	10.3	15.5
Domestic	72	73	306.27	73.8	226.00	370.80	300.15	74.3	223.13	362.34	1.3	2.3

International	5	5	193.42	62.7	121.31	184.99	155.80	59.0	91.91	140.79	32.0	31.4
All Locations	77	78	302.82	73.4	222.26	364.22	296.11	73.8	218.53	354.65	1.7	2.7

HOST HOTELS & RESORTS, INC.

Hotel Operating Data for Consolidated Hotels (cont.)

Results by Location - actual, based on ownership period(1)

	As of June 30,
	2023	2022	Year-to-date ended June 30, 2023				Year-to-date ended June 30, 2022
Location	No. of Properties	No. of Properties	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Average Room Rate	Average Occupancy Percentage	RevPAR	Total RevPAR	Percent Change in RevPAR	Percent Change in Total RevPAR
Maui/Oahu	4	4	$599.89	75.0%	$449.74	$689.14	$556.16	77.2%	$429.37	$665.56	4.7%	3.5%
Miami	2	2	594.02	73.8	438.09	753.95	609.44	70.9	432.20	690.16	1.4	9.2
Jacksonville	1	1	532.21	74.7	397.60	872.26	555.35	70.8	393.31	846.75	1.1	3.0
Phoenix	3	4	446.98	78.0	348.64	738.46	412.40	74.7	307.94	643.07	13.2	14.8
Florida Gulf Coast	5	5	392.96	58.6	230.46	497.50	485.09	72.1	349.66	691.06	(34.1)	(28.0)
Orlando	2	2	395.90	74.7	295.85	591.62	427.24	66.0	281.89	534.73	5.0	10.6
New York	2	2	316.51	78.8	249.47	369.18	276.49	56.1	155.17	222.91	60.8	65.6
Los Angeles/Orange County	3	3	296.97	81.2	241.12	352.91	282.52	76.2	215.25	311.32	12.0	13.4
San Diego	3	3	282.01	80.1	225.75	427.16	265.79	71.3	189.62	343.77	19.1	24.3
Washington, D.C. (CBD)	5	5	293.53	71.1	208.82	304.05	269.82	57.9	156.21	222.15	33.7	36.9
Boston	2	2	256.23	76.1	195.06	262.66	228.61	51.8	118.39	155.01	64.8	69.4
Austin	2	2	273.23	70.4	192.43	343.15	274.92	71.3	196.03	334.68	(1.8)	2.5
Philadelphia	2	2	229.68	78.9	181.17	283.96	206.81	76.7	158.68	244.18	14.2	16.3
Northern Virginia	2	2	245.58	69.7	171.08	259.21	216.27	64.4	139.18	208.25	22.9	24.5
San Francisco/San Jose	6	6	261.73	63.7	166.68	249.04	221.94	58.9	130.72	188.52	27.5	32.1
New Orleans	1	1	215.24	74.0	159.23	240.08	212.83	66.2	140.90	202.78	13.0	18.4
Chicago	3	4	238.80	64.0	152.79	219.73	210.41	56.0	117.93	161.24	29.6	36.3
San Antonio	2	2	227.23	67.0	152.20	242.68	195.73	68.8	134.67	205.78	13.0	17.9
Houston	5	5	206.36	72.8	150.32	208.68	182.12	64.0	116.60	162.56	28.9	28.4
Atlanta	2	2	195.42	75.0	146.53	241.17	180.13	72.0	129.60	207.01	13.1	16.5
Seattle	2	2	223.18	63.1	140.79	196.97	211.55	55.1	116.53	153.56	20.8	28.3
Denver	3	3	185.96	57.5	106.90	152.98	173.91	57.4	99.84	146.61	7.1	4.3
Other	10	9	319.34	64.0	204.29	314.22	266.94	60.0	160.20	229.80	27.5	36.7
Domestic	72	73	314.56	70.9	223.06	371.22	302.36	64.3	194.28	317.04	14.8	17.1

International	5	5	182.51	61.5	112.29	165.31	133.14	49.3	65.66	99.56	71.0	66.1
All Locations	77	78	310.46	70.6	219.11	363.94	297.88	63.7	189.88	309.66	15.4	17.5

___________

(1) Represents the results of the portfolio for the time period of our ownership, including the results of non-comparable properties, dispositions through their date of disposal and acquisitions beginning as of the date of acquisition.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results (1)

(unaudited, in millions, except hotel statistics)

	Quarter ended June 30,		Year-to-date ended June 30,
	2023	2022	2023	2022
Number of hotels	75	75	75	75
Number of rooms	41,031	41,031	41,031	41,031
Change in comparable hotel Total RevPAR	3.8%	—	16.9%	—
Change in comparable hotel RevPAR	2.7%	—	14.9%	—
Operating profit margin⁽²⁾	17.9%	23.7%	17.9%	18.3%
Comparable hotel EBITDA margin⁽²⁾	32.7%	37.1%	32.6%	34.1%
Food and beverage profit margin⁽²⁾	36.6%	39.5%	37.1%	36.6%
Comparable hotel food and beverage profit margin⁽²⁾	36.9%	39.8%	37.2%	37.2%

Net income	$214	$260	$505	$378
Depreciation and amortization	168	162	337	334
Interest expense	45	37	94	73
Provision for income taxes	14	39	12	23
Gain on sale of property and corporate level income/expense	6	10	(53)	17
Severance expense at hotel properties	—	—	—	2
Property transaction adjustments⁽³⁾	—	(3)	(3)	16
Non-comparable hotel results, net⁽⁴⁾	2	(15)	(4)	(48)
Comparable hotel EBITDA⁽¹⁾	$449	$490	$888	$795

___________

(1)
See the Notes to Financial Information for a discussion of comparable hotel results, which are non-GAAP measures, and the limitations on their use. For additional information on comparable hotel EBITDA by location, see the Second Quarter 2023 Supplemental Financial Information posted on our website.
(2)
Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. Comparable hotel margins are calculated using amounts presented in the following tables, which include reconciliations to the applicable GAAP results:

	Quarter ended June 30, 2023				Quarter ended June 30, 2022
		Adjustments				Adjustments
	GAAP Results	Non-comparable hotel results, net ⁽⁴⁾	Depreciation and corporate level items	Comparable Hotel Results	GAAP Results	Property transaction adjustments ⁽³⁾	Non-comparable hotel results, net ⁽⁴⁾	Depreciation and corporate level items	Comparable Hotel Results
Revenues
Room	$850	$(8)	$—	$842	$850	$(8)	$(22)	$—	$820
Food and beverage	415	(9)	—	406	405	(3)	(18)	—	384
Other	128	(1)	—	127	126	—	(6)	—	120
Total revenues	1,393	(18)	—	1,375	1,381	(11)	(46)	—	1,324
Expenses
Room	201	(2)	—	199	189	(3)	(3)	—	183
Food and beverage	263	(7)	—	256	245	(1)	(13)	—	231
Other	485	(11)	—	474	440	(4)	(15)	—	421
Depreciation and amortization	168	—	(168)	—	162	—	—	(162)	—
Corporate and other expenses	30	—	(30)	—	25	—	—	(25)	—
Gain on insurance and business interruption settlements	(3)	—	—	(3)	(7)	—	—	6	(1)
Total expenses	1,144	(20)	(198)	926	1,054	(8)	(31)	(181)	834
Operating Profit - Comparable hotel EBITDA	$249	$2	$198	$449	$327	$(3)	$(15)	$181	$490

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results (1) (cont.)

(unaudited, in millions, except hotel statistics)

	Year-to-date ended June 30, 2023					Year-to-date ended June 30, 2022
		Adjustments					Adjustments
	GAAP Results	Property transaction adjustments ⁽³⁾	Non-comparable hotel results, net ⁽⁴⁾	Depreciation and corporate level items	Comparable hotel Results	GAAP Results	Severance at hotel properties	Property transaction adjustments ⁽³⁾	Non-comparable hotel results, net ⁽⁴⁾	Depreciation and corporate level items	Comparable hotel Results
Revenues
Room	$1,670	$(5)	$(18)	$—	$1,647	$1,505	$—	$(13)	$(57)	$—	$1,435
Food and beverage	846	(2)	(18)	—	826	702	—	—	(42)	—	660
Other	258	—	(3)	—	255	248	—	4	(13)	—	239
Total revenues	2,774	(7)	(39)	—	2,728	2,455	—	(9)	(112)	—	2,334
Expenses
Room	394	(1)	(4)	—	389	349	—	(13)	(9)	—	327
Food and beverage	532	(1)	(13)	—	518	445	—	(3)	(27)	—	415
Other	956	(2)	(18)	—	936	837	(2)	(9)	(28)	—	798
Depreciation and amortization	337	—	—	(337)	—	334	—	—	—	(334)	—
Corporate and other expenses	61	—	—	(61)	—	48	—	—	—	(48)	—
Gain on insurance and business interruption settlements	(3)	—	—	—	(3)	(7)	—	—	—	6	(1)
Total expenses	2,277	(4)	(35)	(398)	1,840	2,006	(2)	(25)	(64)	(376)	1,539
Operating Profit - Comparable hotel EBITDA	$497	$(3)	$(4)	$398	$888	$449	$2	$16	$(48)	$376	$795

(3)
Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations, and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.
(4)
Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels, which operations are included in our consolidated statements of operations as continuing operations, and (ii) gains on business interruption proceeds relating to events that occurred while the hotels were classified as non-comparable.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA, EBITDAre and Adjusted EBITDAre (1)

(unaudited, in millions)

	Quarter ended June 30,		Year-to-date ended June 30,
	2023	2022	2023	2022
Net income	$214	$260	$505	$378
Interest expense	45	37	94	73
Depreciation and amortization	168	162	337	334
Income taxes	14	39	12	23
EBITDA	441	498	948	808
Gain on dispositions⁽²⁾	—	(1)	(69)	(13)
Equity investment adjustments:
Equity in earnings of affiliates	(4)	(2)	(11)	(4)
Pro rata EBITDAre of equity investments⁽³⁾	9	11	22	21
EBITDAre	446	506	890	812
Adjustments to EBITDAre:
Gain on property insurance settlement	—	(6)	—	(6)
Adjusted EBITDAre	$446	$500	$890	$806

___________

(1)
See the Notes to Financial Information for discussion of non-GAAP measures.
(2)
Reflects the sale of one hotel in 2023 and three hotels in 2022.
(3)
Unrealized gains of our unconsolidated investments are not recognized in our EBITDAre, Adjusted EBITDAre, NAREIT FFO or Adjusted FFO until they have been realized by the unconsolidated partnership.

HOST HOTELS & RESORTS, INC.

Reconciliation of Diluted Earnings per Common Share to

NAREIT and Adjusted Funds From Operations per Diluted Share (1)

(unaudited, in millions, except per share amounts)

	Quarter ended June 30,		Year-to-date ended June 30,
	2023	2022	2023	2022
Net income	$214	$260	$505	$378
Less: Net income attributable to non-controlling interests	(4)	(4)	(8)	(6)
Net income attributable to Host Inc.	210	256	497	372
Adjustments:
Gain on dispositions⁽²⁾	—	(1)	(69)	(13)
Gain on property insurance settlement	—	(6)	—	(6)
Depreciation and amortization	168	162	336	333
Equity investment adjustments:
Equity in earnings of affiliates	(4)	(2)	(11)	(4)
Pro rata FFO of equity investments⁽³⁾	6	8	16	17
Consolidated partnership adjustments:
FFO adjustments for non-controlling interests of Host L.P.	(3)	(1)	(4)	(4)
NAREIT FFO	377	416	765	695
Adjustments to NAREIT FFO:
Loss on debt extinguishment	—	—	4	—
Adjusted FFO	$377	$416	$769	$695

For calculation on a per share basis:⁽⁴⁾

Diluted weighted average shares outstanding - EPS, NAREIT FFO and Adjusted FFO	713.2	717.0	714.2	716.8
Diluted earnings per common share	$0.29	$0.36	$0.70	$0.52
NAREIT FFO per diluted share	$0.53	$0.58	$1.07	$0.97
Adjusted FFO per diluted share	$0.53	$0.58	$1.08	$0.97

___________

(1-3) Refer to corresponding footnote on the Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre.

(4)
Diluted earnings per common share, NAREIT FFO per diluted share and Adjusted FFO per diluted share are adjusted for the effects of dilutive securities. Dilutive securities may include shares granted under comprehensive stock plans, preferred OP units held by non-controlling limited partners and other non-controlling interests that have the option to convert their limited partnership interests to common OP units. No effect is shown for securities if they are anti-dilutive.

HOST HOTELS & RESORTS, INC.

Reconciliation of Net Income to

EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to

NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2023 Forecasts (1)

(unaudited, in millions)

	Full Year 2023
	Low-end of range	High-end of range
Net income	$700	$748
Interest expense	190	190
Depreciation and amortization	680	680
Income taxes	15	17
EBITDA	1,585	1,635
Gain on dispositions	(69)	(69)
Equity investment adjustments:
Equity in earnings of affiliates	(18)	(19)
Pro rata EBITDAre of equity investments	39	40
EBITDAre	1,537	1,587
Adjustments to EBITDAre:
Gain on property insurance settlement⁽²⁾	(2)	(2)
Adjusted EBITDAre	$1,535	$1,585

	Full Year 2023
	Low-end of range	High-end of range
Net income	$700	$748
Less: Net income attributable to non-controlling interests	(11)	(12)
Net income attributable to Host Inc.	689	736
Adjustments:
Gain on dispositions	(69)	(69)
Gain on property insurance settlement⁽²⁾	(2)	(2)
Depreciation and amortization	679	679
Equity investment adjustments:
Equity in earnings of affiliates	(18)	(19)
Pro rata FFO of equity investments	27	28
Consolidated partnership adjustments:
FFO adjustment for non-controlling partnerships	(1)	(1)
FFO adjustment for non-controlling interests of Host LP	(8)	(8)
NAREIT FFO	1,297	1,344
Adjustments to NAREIT FFO:
Loss on extinguishment of debt	4	4
Adjusted FFO	$1,301	$1,348

Diluted weighted average shares outstanding - EPS, NAREIT FFO and Adjusted FFO	713.9	713.9
Diluted earnings per common share	$0.97	$1.03
NAREIT FFO per diluted share	$1.82	$1.88
Adjusted FFO per diluted share	$1.82	$1.89

___________

(1)
The Forecasts are based on the below assumptions:
•
Comparable hotel RevPAR will increase 7.0% to 9.0% compared to 2022 for the low and high end of the forecast range.
•
Comparable hotel EBITDA margins will decrease 210 to 170 basis points compared to 2022 for the low and high ends of the forecasted comparable hotel RevPAR range, respectively.
•
We expect to spend approximately $625 million to $725 million on capital expenditures.
•
Assumes no acquisitions and no additional dispositions during the year.

For a discussion of items that may affect forecast results, see the Notes to Financial Information.

(2)
The insurance gain relates to proceeds in 2023 related to prior year insurance claims. 2023 Forecasts do not include any gains related to Hurricane Ian at this time, as timing of any recognition is uncertain.

HOST HOTELS & RESORTS, INC.

Schedule of Comparable Hotel Results for Full Year 2023 Forecasts (1)

(unaudited, in millions)

	Full Year 2023
	Low-end of range	High-end of range
Operating profit margin (2)	14.1%	14.8%
Comparable hotel EBITDA margin (2)	29.7%	30.1%

Net income	$700	$748
Depreciation and amortization	680	680
Interest expense	190	190
Provision for income taxes	15	17
Gain on sale of property and corporate level income/expense	(47)	(48)
Property transaction adjustments⁽³⁾	(3)	(3)
Non-comparable hotel results, net⁽⁴⁾	(17)	(18)
Comparable hotel EBITDA (1)	$1,518	$1,566

___________

(1)
See "Reconciliation of Net Income to EBITDA, EBITDAre and Adjusted EBITDAre and Diluted Earnings per Common Share to NAREIT and Adjusted Funds From Operations per Diluted Share for Full Year 2023 Forecasts" for other forecast assumptions. Forecast comparable hotel results include 75 hotels (of our 77 hotels owned at June 30, 2023) that we have assumed will be classified as comparable as of December 31, 2023.
(2)
Profit margins are calculated by dividing the applicable operating profit by the related revenue amount. GAAP profit margins are calculated using amounts presented in the unaudited condensed consolidated statements of operations. Comparable hotel margins are calculated using amounts presented in the following tables, which include reconciliations to the applicable GAAP results:

	Low-end of range					High-end of range
		Adjustments					Adjustments
	GAAP Results	Property transaction adjustments	Non-comparable hotel results, net	Depreciation and corporate level items	Comparable hotel Results	GAAP Results	Property transaction adjustments	Non-comparable hotel results, net	Depreciation and corporate level items	Comparable hotel Results
Revenues
Rooms	$3,211	$(5)	$(62)	$—	$3,144	$3,271	$(5)	$(64)	$—	$3,202
Food and beverage	1,551	(2)	(49)	—	1,500	1,580	(2)	(50)	—	1,528
Other	484	—	(12)	—	472	487	—	(12)	—	475
Total revenues	5,246	(7)	(123)	—	5,116	5,338	(7)	(126)	—	5,205
Expenses
Hotel expenses	3,711	(4)	(106)	—	3,601	3,754	(4)	(108)	—	3,642
Depreciation and amortization	680	—	—	(680)	—	680	—	—	(680)	—
Corporate and other expenses	118	—	—	(118)	—	118	—	—	(118)	—
Gain on insurance and business interruption settlements⁽⁵⁾	(5)	—	—	2	(3)	(5)	—	—	2	(3)
Total expenses	4,504	(4)	(106)	(796)	3,598	4,547	(4)	(108)	(796)	3,639
Operating Profit - Comparable hotel EBITDA	$742	$(3)	$(17)	$796	$1,518	$791	$(3)	$(18)	$796	$1,566

(3)
Property transaction adjustments represent the following items: (i) the elimination of results of operations of our hotels sold or held-for-sale as of the reporting date, which operations are included in our unaudited condensed consolidated statements of operations as continuing operations and (ii) the addition of results for periods prior to our ownership for hotels acquired as of the reporting date.
(4)
Non-comparable hotel results, net, includes the following items: (i) the results of operations of our non-comparable hotels, which operations are included in our consolidated statements of operations as continuing operations, and (ii) gains on business interruption proceeds relating to events that occurred while the hotels were classified as non-comparable. The following hotels are expected to be non-comparable for full year 2023:
•
Hyatt Regency Coconut Point Resort & Spa (business disruption due to Hurricane Ian beginning in September 2022, closed until November 2022); and
•
The Ritz-Carlton, Naples (business disruption due to Hurricane Ian beginning in September 2022, closed until July 2023).
(5)
The insurance gain relates to proceeds in 2023 related to prior year insurance claims. 2023 Forecasts do not include any gains related to Hurricane Ian at this time, as timing of any recognition is uncertain.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information

Forecasts

Our forecast of net income, earnings per diluted share, NAREIT and Adjusted FFO per diluted share, EBITDA, EBITDAre, Adjusted EBITDAre and comparable hotel results are forward-looking statements and are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause actual results and performance to differ materially from those expressed or implied by these forecasts. Although we believe the expectations reflected in the forecasts are based upon reasonable assumptions, we can give no assurance that the expectations will be attained or that the results will not be materially different. Risks that may affect these assumptions and forecasts include the following: potential changes in overall economic outlook make it inherently difficult to forecast the level of RevPAR; the amount and timing of debt payments may change significantly based on market conditions, which will directly affect the level of interest expense and net income; the amount and timing of transactions involving shares of our common stock may change based on market conditions; and other risks and uncertainties associated with our business described herein and in our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K filed with the SEC.

Comparable Hotel Operating Statistics and Results

Effective January 1, 2023, the Company ceased presentation of All Owned Hotel results and returned to a comparable hotel presentation for its hotel level results. Management believes this provides investors with a better understanding of underlying growth trends for the Company’s current portfolio, without impact from properties that experienced closures due to renovations or property damage sustained.

To facilitate a year-to-year comparison of our operations, we present certain operating statistics (i.e., Total RevPAR, RevPAR, average daily rate and average occupancy) and operating results (revenues, expenses, hotel EBITDA and associated margins) for the periods included in our reports on a comparable hotel basis in order to enable our investors to better evaluate our operating performance. We define our comparable hotels as those that: (i) are owned or leased by us as of the reporting date and are not classified as held-for-sale; and (ii) have not sustained substantial property damage or business interruption, or undergone large-scale capital projects in each case requiring closures lasting one month or longer (as further defined below) during the reporting periods being compared.

We make adjustments to include recent acquisitions to include results for periods prior to our ownership. For these hotels, since the year-over-year comparison includes periods prior to our ownership, the changes will not necessarily correspond to changes in our actual results. Additionally, operating results of hotels that we sell are excluded from the comparable hotel set once the transaction has closed or the hotel is classified as held-for-sale.

The hotel business is capital-intensive and renovations are a regular part of the business. Generally, hotels under renovation remain comparable hotels. A large-scale capital project would cause a hotel to be excluded from our comparable hotel set if it requires the entire property to be closed to hotel guests for one month or longer.

Similarly, hotels are excluded from our comparable hotel set from the date that they sustain substantial property damage or business interruption if it requires the property to be closed to hotel guests for one month or longer. In each case, these hotels are returned to the comparable hotel set when the operations of the hotel have been included in our consolidated results for one full calendar year after the hotel has reopened. Often, related to events that cause property damage and the closure of a hotel, we will collect business interruption insurance proceeds for the near-term loss of business. These proceeds are included in gain on property insurance and business interruption settlements on our consolidated statements of operations. Business interruption insurance gains related to a hotel that was excluded from our comparable hotel set also will be excluded from the comparable hotel results.

Of the 77 hotels that we owned as of June 30, 2023, 75 have been classified as comparable hotels. The operating results of the following hotels that we owned as of June 30, 2023 are excluded from comparable hotel results for these periods, due to closure of the property:

•
Hyatt Regency Coconut Point Resort & Spa (business disruption due to Hurricane Ian beginning in September 2022, closed until November 2022); and
•
The Ritz-Carlton, Naples (business disruption due to Hurricane Ian beginning in September 2022, closed until July 2023).

Foreign Currency Translation

Operating results denominated in foreign currencies are translated using the prevailing exchange rates on the date of the transaction, or monthly based on the weighted average exchange rate for the period. Therefore, hotel statistics and results for non-U.S. properties include the effect of currency fluctuations, consistent with our financial statement presentation.

Non-GAAP Financial Measures

Included in this press release are certain “non-GAAP financial measures,” which are measures of our historical or future financial performance that are not calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules. They are as follows: (i) FFO and FFO per diluted share (both NAREIT and Adjusted), (ii) EBITDA, (iii) EBITDAre and Adjusted EBITDAre, and (iv) Comparable Hotel Operating Statistics and Results. The following discussion defines these measures and presents why we believe they are useful supplemental measures of our performance.

HOST HOTELS & RESORTS, INC.

Notes to Financial Information (cont.)

NAREIT FFO and NAREIT FFO per Diluted Share

We present NAREIT FFO and NAREIT FFO per diluted share as non-GAAP measures of our performance in addition to our earnings per share (calculated in accordance with GAAP). We calculate NAREIT FFO per diluted share as our NAREIT FFO (defined as set forth below) for a given operating period, as adjusted for the effect of dilutive securities, divided by the number of fully diluted shares outstanding during such period, in accordance with NAREIT guidelines. Effective January 1, 2019, we adopted NAREIT’s definition of FFO included in NAREIT’s Funds From Operations White Paper – 2018 Restatement. NAREIT defines FFO as net income (calculated in accordance with GAAP) excluding depreciation and amortization related to certain real estate assets, gains and losses from the sale of certain real estate assets, gains and losses from change in control, impairment expense of certain real estate assets and investments and adjustments for consolidated partially-owned entities and unconsolidated affiliates. Adjustments for consolidated partially-owned entities and unconsolidated affiliates are calculated to reflect our pro rata share of the FFO of those entities on the same basis.

We believe that NAREIT FFO per diluted share is a useful supplemental measure of our operating performance and that the presentation of NAREIT FFO per diluted share, when combined with the primary GAAP presentation of earnings per share, provides beneficial information to investors. By excluding the effect of real estate depreciation, amortization, impairment expense and gains and losses from sales of depreciable real estate, all of which are based on historical cost accounting and which may be of lesser significance in evaluating current performance, we believe that such measures can facilitate comparisons of operating performance between periods and with other REITs, even though NAREIT FFO per diluted share does not represent an amount that accrues directly to holders of our common stock. Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. As noted by NAREIT in its Funds From Operations White Paper – 2018 Restatement, the primary purpose for including FFO as a supplemental measure of operating performance of a REIT is to address the artificial nature of historical cost depreciation and amortization of real estate and real estate-related assets mandated by GAAP. For these reasons, NAREIT adopted the FFO metric in order to promote a uniform industry-wide measure of REIT operating performance.

Adjusted FFO per Diluted Share

We also present Adjusted FFO per diluted share when evaluating our performance because management believes that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. Management historically has made the adjustments detailed below in evaluating our performance, in our annual budget process and for our compensation programs. We believe that the presentation of Adjusted FFO per diluted share, when combined with both the primary GAAP presentation of diluted earnings per share and FFO per diluted share as defined by NAREIT, provides useful supplemental information that is beneficial to an investor’s understanding of our operating performance. We adjust NAREIT FFO per diluted share for the following items, which may occur in any period, and refer to this measure as Adjusted FFO per diluted share:

•
Gains and Losses on the Extinguishment of Debt – We exclude the effect of finance charges and premiums associated with the extinguishment of debt, including the acceleration of the write-off of deferred financing costs from the original issuance of the debt being redeemed or retired and incremental interest expense incurred during the refinancing period. We also exclude the gains on debt repurchases and the original issuance costs associated with the retirement of preferred stock. We believe that these items are not reflective of our ongoing finance costs.
•
Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
•
Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
•
Severance Expense –In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust NAREIT FFO for gains or losses that management believes are not representative of the Company’s current operating performance. For example, in 2017, as a result of the reduction of the U.S. federal corporate income tax rate from 35% to 21% by the Tax Cuts and Jobs Act, we remeasured our domestic deferred tax assets as of December 31, 2017 and recorded a one-time adjustment to reduce our deferred tax assets and to increase the provision for income taxes by approximately $11 million. We do not consider this adjustment to be reflective of our on-going operating performance and, therefore, we excluded this item from Adjusted FFO.

EBITDA

Earnings before Interest Expense, Income Taxes, Depreciation and Amortization (“EBITDA”) is a commonly used measure of performance in many industries. Management believes EBITDA provides useful information to investors regarding our results of

HOST HOTELS & RESORTS, INC.

Notes to Financial Information (cont.)

operations because it helps us and our investors evaluate the ongoing operating performance of our properties after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization). Management also believes the use of EBITDA facilitates comparisons between us and other lodging REITs, hotel owners that are not REITs and other capital-intensive companies. Management uses EBITDA to evaluate property-level results and as one measure in determining the value of acquisitions and dispositions and, like FFO and Adjusted FFO per diluted share, it is widely used by management in the annual budget process and for our compensation programs.

EBITDAre and Adjusted EBITDAre

We present EBITDAre in accordance with NAREIT guidelines, as defined in its September 2017 white paper “Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate,” to provide an additional performance measure to facilitate the evaluation and comparison of the Company’s results with other REITs. NAREIT defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment expense for depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.

We make additional adjustments to EBITDAre when evaluating our performance because we believe that the exclusion of certain additional items described below provides useful supplemental information to investors regarding our ongoing operating performance. We believe that the presentation of Adjusted EBITDAre, when combined with the primary GAAP presentation of net income, is beneficial to an investor’s understanding of our operating performance. Adjusted EBITDAre also is similar to the measure used to calculate certain credit ratios for our credit facility and senior notes. We adjust EBITDAre for the following items, which may occur in any period, and refer to this measure as Adjusted EBITDAre:

•
Property Insurance Gains – We exclude the effect of property insurance gains reflected in our consolidated statements of operations because we believe that including them in Adjusted EBITDAre is not consistent with reflecting the ongoing performance of our assets. In addition, property insurance gains could be less important to investors given that the depreciated asset book value written off in connection with the calculation of the property insurance gain often does not reflect the market value of real estate assets.
•
Acquisition Costs – Under GAAP, costs associated with completed property acquisitions that are considered business combinations are expensed in the year incurred. We exclude the effect of these costs because we believe they are not reflective of the ongoing performance of the Company.
•
Litigation Gains and Losses – We exclude the effect of gains or losses associated with litigation recorded under GAAP that we consider outside the ordinary course of business. We believe that including these items is not consistent with our ongoing operating performance.
•
Severance Expense – In certain circumstances, we will add back hotel-level severance expenses when we do not believe that such expenses are reflective of the ongoing operation of our properties. Situations that would result in a severance add-back include, but are not limited to, (i) costs incurred as part of a broad-based reconfiguration of the operating model with the specific hotel operator for a portfolio of hotels and (ii) costs incurred at a specific hotel due to a broad-based and significant reconfiguration of a hotel and/or its workforce. We do not add back corporate-level severance costs or severance costs at an individual hotel that we consider to be incurred in the normal course of business.

In unusual circumstances, we also may adjust EBITDAre for gains or losses that management believes are not representative of the Company’s current operating performance. The last adjustment of this nature was a 2013 exclusion of a gain from an eminent domain claim.

Limitations on the Use of NAREIT FFO per Diluted Share, Adjusted FFO per Diluted Share, EBITDA, EBITDAre and Adjusted EBITDAre

We calculate EBITDAre and NAREIT FFO per diluted share in accordance with standards established by NAREIT, which may not be comparable to measures calculated by other companies that do not use the NAREIT definition of EBITDAre and FFO or do not calculate FFO per diluted share in accordance with NAREIT guidance. In addition, although EBITDAre and FFO per diluted share are useful measures when comparing our results to other REITs, they may not be helpful to investors when comparing us to non-REITs. We also calculate Adjusted FFO per diluted share and Adjusted EBITDAre, which are not in accordance with NAREIT guidance and may not be comparable to measures calculated by other REITs or by other companies. This information should not be considered as an alternative to net income, operating profit, cash from operations or any other operating performance measure calculated in accordance with GAAP. Cash expenditures for various long-term assets (such as renewal and replacement capital expenditures), interest expense (for EBITDA, EBITDAre and Adjusted EBITDAre purposes only), severance expense related to significant property-level reconfiguration and other items have been, and will be, made and are not reflected in the EBITDA, EBITDAre, Adjusted EBITDAre, NAREIT FFO per diluted share and Adjusted FFO per diluted share presentations. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations and consolidated statements of cash flows in the Company’s annual report on Form 10-K and quarterly reports on Form 10-Q include interest expense, capital expenditures, and other excluded items, all of which should be considered when evaluating our performance, as well as the usefulness of our non-GAAP financial measures. Additionally, NAREIT FFO per diluted share, Adjusted FFO per diluted share, EBITDA, EBITDAre and Adjusted EBITDAre should not be considered as a measure of our

HOST HOTELS & RESORTS, INC.

Notes to Financial Information (cont.)

liquidity or indicative of funds available to fund our cash needs, including our ability to make cash distributions. In addition, NAREIT FFO per diluted share and Adjusted FFO per diluted share do not measure, and should not be used as a measure of, amounts that accrue directly to stockholders’ benefit.

Similarly, EBITDAre, Adjusted EBITDAre, NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of our equity investments and NAREIT FFO and Adjusted FFO per diluted share include adjustments for the pro rata share of non-controlling partners in consolidated partnerships. Our equity investments consist of interests ranging from 11% to 67% in eight domestic and international partnerships that own a total of 33 properties and a vacation ownership development. Due to the voting rights of the outside owners, we do not control and, therefore, do not consolidate these entities. The non-controlling partners in consolidated partnerships primarily consist of the approximate 1% interest in Host LP held by outside partners, and a 15% interest held by outside partners in a partnership owning one hotel for which we do control the entity and, therefore, consolidate its operations. These pro rata results for NAREIT FFO and Adjusted FFO per diluted share, EBITDAre and Adjusted EBITDAre were calculated as set forth in the definitions above. Readers should be cautioned that the pro rata results presented in these measures for consolidated partnerships (for NAREIT FFO and Adjusted FFO per diluted share) and equity investments may not accurately depict the legal and economic implications of our investments in these entities.

Comparable Hotel Property Level Operating Results

We present certain operating results for our hotels, such as hotel revenues, expenses, food and beverage profit, and EBITDA (and the related margins), on a comparable hotel, or "same store," basis as supplemental information for our investors. Our comparable hotel results present operating results for our hotels without giving effect to dispositions or properties that experienced closures due to renovations or property damage, as discussed in “Comparable Hotel Operating Statistics and Results” above. We present comparable hotel EBITDA to help us and our investors evaluate the ongoing operating performance of our comparable hotels after removing the impact of the Company’s capital structure (primarily interest expense) and its asset base (primarily depreciation and amortization expense). Corporate-level costs and expenses also are removed to arrive at property-level results. We believe these property-level results provide investors with supplemental information about the ongoing operating performance of our comparable hotels. Comparable hotel results are presented both by location and for the Company’s properties in the aggregate. We eliminate from our comparable hotel level operating results severance costs related to broad-based and significant property-level reconfiguration that is not considered to be within the normal course of business, as we believe this elimination provides useful supplemental information that is beneficial to an investor’s understanding of our ongoing operating performance. We also eliminate depreciation and amortization expense because, even though depreciation and amortization expense are property-level expenses, these non-cash expenses, which are based on historical cost accounting for real estate assets, implicitly assume that the value of real estate assets diminishes predictably over time. As noted earlier, because real estate values historically have risen or fallen with market conditions, many real estate industry investors have considered presentation of historical cost accounting for operating results to be insufficient.

Because of the elimination of corporate-level costs and expenses, gains or losses on disposition, certain severance expenses and depreciation and amortization expense, the comparable hotel operating results we present do not represent our total revenues, expenses, operating profit or net income and should not be used to evaluate our performance as a whole. Management compensates for these limitations by separately considering the impact of these excluded items to the extent they are material to operating decisions or assessments of our operating performance. Our consolidated statements of operations include such amounts, all of which should be considered by investors when evaluating our performance.

We present these hotel operating results on a comparable hotel basis because we believe that doing so provides investors and management with useful information for evaluating the period-to-period performance of our hotels and facilitates comparisons with other hotel REITs and hotel owners. In particular, these measures assist management and investors in distinguishing whether increases or decreases in revenues and/or expenses are due to growth or decline of operations at comparable hotels (which represent the vast majority of our portfolio) or from other factors. While management believes that presentation of comparable hotel results is a supplemental measure that provides useful information in evaluating our ongoing performance, this measure is not used to allocate resources or to assess the operating performance of each of our hotels, as these decisions are based on data for individual hotels and are not based on comparable hotel results in the aggregate. For these reasons, we believe comparable hotel operating results, when combined with the presentation of GAAP operating profit, revenues and expenses, provide useful information to investors and management.